UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2015
Date of Report (Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34055	82-0291227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Lakeside Avenue Coeur d’Alene, Idaho 83814
(Address of principal executive offices)

(208) 664-4859
Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
3.02	Unregistered Sales of Equity Securities
7.01	Regulation FD Disclosure
9.01	Financial Statements and Exhibits

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02

Unregistered Sales of Equity Securities

Pursuant to a letter agreement dated September 13, 2015 (the “Letter Agreement”), Waterton Precious Metals Fund II Cayman, LP (together with its subsidiaries and affiliated and associated entities, “Waterton”) has agreed to subscribe for 1,331,861 shares of common stock of Timberline Resources Corporation (“Timberline” or the “Company”) on a private placement basis at a price of US$0.375 per share for total proceeds of US$499,447.87 (the “Private Placement”).  This represents approximately 9.9% of Timberline's outstanding shares of common stock after giving effect to the Private Placement.  The Private Placement is expected to close no later than September 23, 2015, subject to the satisfaction of certain regulatory requirements.

The Company has relied on the exclusion from registration provided by Rule 903 of Regulation S under the Securities Act of 1933, as amended, to offer and sell the shares to Waterton.

SECTION 7 – REGULATION FD

Item 7.01

Regulation FD Disclosure

On September 15, 2015, Timberline issued a news release (the “News Release”) announcing that it has signed the Letter Agreement with Waterton.  In addition to contemplating the Private Placement as a binding commitment by Waterton, the Letter Agreement includes non-binding provisions relating to a proposed transaction (the “Transaction”) whereby Waterton has offered to acquire all of the issued and outstanding shares of Timberline’s common stock for cash consideration of US$0.58 per Timberline share.  The structure of the Transaction remains to be determined, and the consummation of the Transaction is subject to completion of due diligence, execution of definitive agreements, Board and regulatory approvals, and other customary closing conditions.

A copy of the News Release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.

Exhibit Number	Description
99.1	News release of Timberline Resources Corporation dated September 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
DATE: September 15, 2015	By: /s/ Kiran Patankar Kiran Patankar Chief Executive Officer

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